UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2026
Anterix Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36827	33-0745043
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3 Garret Mountain Plaza Suite 401 Woodland Park, NJ	07424
(Address of principal executive offices)	(Zip Code)
(973) 771-0300
Registrant’s telephone number, including area code
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of Each Exchange on which registered
Common Stock, $0.0001 par value	ATEX	The Nasdaq Stock Market LLC
(NASDAQ Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2026, the stockholders of Anterix Inc. (the “Company”) approved Amendment No. 2 (the “Plan Amendment”) to the Anterix Inc. 2023 Stock Plan (the “2023 Plan”) at the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Plan Amendment, which had been previously adopted by the Company’s Board of Directors on June 22, 2026, increases the number of shares of common stock (the “Common Stock”) available for issuance under the 2023 Plan by 1.0 million shares.

The foregoing description of the terms and conditions of the Plan Amendment is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 4, 2026, the Company held its Annual Meeting virtually commencing at 9:30 a.m. Eastern Time. Of the 19,261,270 shares of the Company’s Common Stock issued and outstanding and eligible to vote as of the record date on June 11, 2026, a quorum of 17,347,869 shares of Common Stock, or approximately 90.06% of the eligible shares of Common Stock, were represented at the Annual Meeting either in person or by proxy.

A description of each matter voted upon at the Annual Meeting is set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 25, 2026 (the “Proxy Statement”). The following actions were taken at the Annual Meeting:

(1) Election of Directors. The Company’s stockholders elected Jeffrey A. Altman, Leslie B. Daniels, Mark A. Fleischhauer, William E. Heard, Thomas R. Kuhn, Scott A. Lang and Mahvash Yazdi as directors, to hold office until the 2027 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Each director nominee received more “FOR” votes than “AGAINST” votes, and more than a majority of the votes cast. The following table shows the number of votes cast “FOR” or “AGAINST” and the number of “ABSTENTIONS” and “BROKER NON-VOTES” for each nominee:

Director	For	Against	Abstentions	Broker Non-Votes
Jeffrey A. Altman	14,431,328	226,384	1,646	2,688,511
Leslie B. Daniel	13,031,056	1,626,259	2,043	2,688,511
Mark A. Fleischhauer	14,620,885	37,429	1,044	2,688,511
William E. Head	14,644,969	13,345	1,044	2,688,511
Thomas R. Kuhn	14,591,036	67,152	1,170	2,688,511
Scott A. Lang	14,606,826	51,489	1,043	2,688,511
Mahvash Yazdi	14,552,331	105,998	1,029	2,688,511

(2) Advisory Vote on the Compensation of the Named Executive Officers. The Company’s stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” and “BROKER NON-VOTES” submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
14,641,617	15,894	1,847	2,688,511

(3) Amendment No. 2 to the Anterix Inc. 2023 Stock Plan. The Company’s stockholders approved the Plan Amendment. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” and “BROKER NON-VOTES” submitted on this proposal:

For	Against	Abstentions	Broker Non-Votes
13,558,280	1,099,125	1,953	2,688,511

(4) Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Named Executive Officers. The Company’s stockholders approved, on a non-binding, advisory basis, the recommended frequency of one year for future advisory votes on the compensation of the Company’s named executive officers. The following table shows the tabulation of the votes cast for ““1 YEAR”, “2 YEARS” and “3 YEARS” as well as the “ABSTENTIONS” and “BROKER NON-VOTES” submitted on this proposal:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
14,425,357	12,775	219,765	1,461	2,688,511

(5) Ratification of Auditors. The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2027. The following table shows the tabulation of the votes cast “FOR” and “AGAINST” this proposal as well as the “ABSTENTIONS” submitted on this proposal:

For	Against	Abstentions
17,331,529	618	15,722

No other items were presented for stockholder approval at the Annual Meeting.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 2 to the Anterix Inc. 2023 Stock Plan incorporated by reference from Appendix A to the Company’s Definitive Proxy Statement filed on June 25, 2026 (File No. 001-36827).
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Anterix Inc.

Date: August 6, 2026	/s/ Gena L. Ashe
Gena L. Ashe
Chief Legal Officer and Corporate Secretary
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